Exhibit 32

CERTIFICATION

In connection with the Annual Report of EQT Midstream Partners, LP (the “Company”) on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David L. Porges	February 21, 2013
David L. Porges
Chairman, President and Chief Executive Officer, EQT
Midstream Services, LLC, the Company’s General Partner

/s/ Philip P. Conti	February 21, 2013
Philip P. Conti
Senior Vice President and Chief Financial Officer, EQT
Midstream Services, LLC, the Company’s General Partner

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to EQT Midstream Partners, LP and will be retained by EQT Midstream Partners, LP and furnished to the Securities and Exchange Commission or its staff upon request.